                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in the registration statement of Komag, Incorporated on Form S-8 pertaining to the Komag, Incorporated restated 1987 Stock Option Plan filed on June 14, 1996 of our report dated January 27, 1996 on our audits of the consolidated financial statements of Asahi Komag Co., Ltd. as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in the Annual Report on Form 10-K of Komag, Incorporated for the year ended December 31, 1995.





                                                    CHUO AUDIT CORPORATION

Tokyo, Japan
June 7, 1996